EXHIBIT 11
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                         WESTCOTT COMMUNICATIONS, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                 Three Months ended
                                                    September 30,
                                             ___________________________
                                                1994           1995
                                            ____________    ____________
Earnings per share:
Net income available to common
  shareholders. . . . . . . . . . .        $   3,031,218   $   3,470,244
                                            ____________    ____________
                                            ____________    ____________
Weighted average Common and
  Common equivalent shares(1) . . .           19,436,378      19,692,884
                                            ____________    ____________
                                            ____________    ____________
Earnings per share. . . . . . . . .        $         .16   $         .18
                                            ____________    ____________
                                            ____________    ____________

Earnings per Common and
 Common Equivalent Share:
Weighted average shares
  outstanding . . . . . . . . . . .           19,436,378      19,692,884
Net shares to be issued upon exercise
  of dilutive stock options after
  applying treasury stock method. .              275,510         246,764
                                            ____________    ____________
Weighted average Common and
  Common equivalent shares  . . . .           19,711,888      19,939,648
                                            ____________    ____________
                                            ____________    ____________
Earnings per Common and
  Common equivalent shares. . . . .        $         .15   $         .17
                                            ____________    ____________
                                            ____________    ____________


Earnings per Common Share
 Assuming Full Dilution:
Weighted average shares
  outstanding . . . . . . . . . . .           19,436,378      19,692,884

Net shares to be issued upon exercise
  of dilutive stock options after
  applying treasury stock method. .              320,692         246,635
                                            ____________    ____________
Weighted average Common and
  Common equivalent shares. . . . .           19,757,070      19,939,519
                                            ____________    ____________
                                            ____________    ____________
Earnings per Common Share assuming
  assuming full dilution. . . . . .        $         .15   $         .17
                                            ____________    ____________
                                            ____________    ____________
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                                                   Nine Months ended
                                                     September 30,
                                            ____________________________
                                                1994             1995
                                            ____________    ____________

Earnings per share:
Net income available to common
  shareholders. . . . . . . . . . .        $   8,399,906   $  10,719,422
                                            ____________    ____________
                                            ____________    ____________
Weighted average Common and
  Common equivalent shares(1) . . .           19,340,977      19,618,902
                                            ____________    ____________
                                            ____________    ____________
Earnings per share. . . . . . . . .        $         .43   $         .55
                                            ____________    ____________
                                            ____________    ____________


Earnings per Common and
 Common Equivalent Share:
Weighted average shares
  outstanding. . . . . . . . . . . .          19,340,977      19,618,902
Net shares to be issued upon exercise
  of dilutive stock options after
  applying treasury stock method . .             455,270         247,578
                                            ____________    ____________
Weighted average Common and
  Common equivalent shares . . . . .          19,796,247      19,866,480
                                            ____________    ____________
                                            ____________    ____________
Earnings per Common and
  Common equivalent shares . . . . .       $         .42   $         .54
                                            ____________    ____________
                                            ____________    ____________


Earnings per Common Share
 Assuming Full Dilution:
Weighted average shares
  outstanding. . . . . . . . . . . .          19,340,977      19,618,902
Net shares to be issued upon exercise
  of dilutive stock options after
  applying treasury stock method . .             469,739         282,668
                                            ____________    ____________
Weighted average Common and
  Common equivalent shares . . . . .          19,810,716      19,901,570
                                            ____________    ____________
                                            ____________    ____________
Earnings per Common Share assuming
  assuming full dilution . . . . . .       $         .42   $         .54
                                            ____________    ____________
                                            ____________    ____________

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(1)  For the three-month and six-month periods ended June 30, 1995, the calculation of earnings per share was based upon weighted average common shares outstanding, due to the fact that both primary and fully-diluted earnings per share were more than 97% of earnings per common share outstanding. For the three-month and six-month periods ended June 30, 1994, the calculation of earnings per share was based upon weighted average common and common equivalent shares outstanding.